Exhibit 99.1

Casper Reports Fourth Quarter and Full Year 2019 Results

Fourth Quarter 2019 Revenue Increased 29%

Full Year 2019 Revenue Increased 23%

Strong Gross Margin Performance

Company Expects to Achieve Positive EBITDA by Midyear 2021

NEW YORK - March 19, 2020 - Casper Sleep Inc. (the “Company”) (NYSE: CSPR), the global Sleep Company, today announced financial results for the fourth quarter (“fourth quarter 2019”) and full year (“full year 2019”) ended on December 31, 2019. Casper posted strong full year and quarterly operating performance, which underscores the potential of the company’s omnichannel approach to commercializing sleep, as detailed in its shareholder letter, available on the Casper Investor Relations website at https://ir.casper.com/files/doc_financials/2019/q4/Q4-2019-Shareholder-Letter.pdf.

Fourth Quarter 2019 Financial Summary (as compared to the fourth quarter ended December 31, 2018)

•	Net Revenue increased 29.3% to $126.9 million;
•	Direct-to-Consumer Revenues increased 13.2% to $92.0 million, and the Company opened 12 new stores during the fourth quarter 2019;
•	Retail Partnership Revenues increased 106.1% to $35.0 million, and the Company launched with 3 new partners during the fourth quarter 2019; and
•	Gross Profit Margin was 47.6%, a 520 basis point improvement.

Full Year 2019 Financial Summary (as compared to the full year ended December 31, 2018)

•	Net Revenue increased 22.7% to $439.3 million;
•	Direct-to-Consumer Revenues increased 13.0% to $350.5 million, and the Company opened 37 net new stores during 2019, increasing the total store fleet count to 60;
•	Retail Partnership Revenues increased 86.0% to $88.8 million, and the Company launched with 7 new partners during 2019, to end year with 18; and
•	Gross Profit Margin was 49.0%, a 500 basis point improvement.

Philip Krim, Chief Executive Officer, commented: “Casper had a strong fourth quarter and a strong year. Thanks to the recent process of going public, we have had a chance to meet directly with many investors, leading to a shared understanding of the power and uniqueness of our brand, the utility of our multi-channel approach and in particular our strength in e-commerce and digital. We continue to see a broader opportunity in serving the Sleep Economy, driving improving results on our margins through outsourced manufacturing, operational leverage, and disciplined spending, with a goal of achieving positive EBITDA in 2021.

We are committed to creating durable, long-term value, and our investment thesis and overall strategy remains intact. Due to the evolving COVID-19 situation, we are in a dynamic environment. However, with our IPO behind us, we now have a strong balance sheet and cash position, and we have the ability to monitor changes and quickly adapt to the evolving landscape.

We believe that our successes will continue into 2020 and beyond.”

Fourth Quarter 2019 Review (all comparisons to the fourth quarter ended December 31, 2018)

Revenue, net was $126.9 million, an increase of $28.7 million, or 29.3%, compared to $98.2 million. Revenue, net increased as a result of increased sales through our direct-to-consumer and retail partnership channels and the introduction of new products. Direct-to-consumer sales increased 13.2% as we continued to gain market share and expand our retail presence to 60 stores, with 12 net new stores opened during the fourth quarter 2019. Sales to retail partners increased 106.1% period-over-period, driven by growth of sales activity by existing partners, the introduction of new partners and the expansion of our product offerings.

Gross profit was $60.4 million, an increase of $18.8 million, or 45.2%, compared to $41.6 million. Cost of goods sold was $66.5 million, an increase of $9.9 million, or 17.5%, compared to $56.6 million. Gross margin was 47.6% compared to 42.4%. The increase in gross margin was largely driven by implementing supply chain initiatives designed to reduce product unit costs and introducing new higher margin products, which has had a favorable impact on our cost of goods sold.

Sales and marketing expenses were $40.6 million, an increase of $7.1, or 21.2%, compared to $33.5 million. Sales and marketing expenses increased as we continued to invest in driving traffic to our e-commerce website, marketing our products to consumers and building our brand. Sales and marketing expenses as a percentage of revenue, net decreased from 34.1% to 32.0%, reflecting continued efficiency even as sales and marketing expenses increased.

General and administrative expenses were $43.4 million, an increase of $8.1 million, or 22.9%, compared to $35.4 million. General and administrative expenses increased as we invested to support our growing business, particularly in retail stores and product development. We believe innovation is a key differentiator and invest significant resources in research and development to drive product innovation to improve sleep quality. General and administrative expenses as a percentage of revenue, net decreased from 36.0% to 34.2%, reflecting slowing growth in general and administrative expenses relative to growth in revenue, net.

Net loss was ($25.6) million, an improvement of $2.2 million, or 8.0%, compared to ($27.9) million. The improvement in the net loss is due to improvements in gross margin, sales and marketing as a percentage of net revenue, and general and administrative expenses as a percentage of net revenue, which offset an increase in interest expense.

Adjusted EBITDA was ($16.9) million, an improvement of $8.1 million, or 32.3%, compared to ($24.9) million. The improvement in Adjusted EBITDA is primarily due to increases in certain adjustments to arrive at Adjusted EBITDA, including interest expense, depreciation, stock-based compensation, reorganization costs and transaction costs. See below for a reconciliation of Adjusted EBITDA to the most directly comparable measure calculated in accordance with GAAP, net loss.

Full Year 2019 Review (all comparisons to the full year ended December 31, 2018)

Revenue, net was $439.3 million, an increase of $81.4 million, or 22.7%, compared to $357.9 million. Revenue, net increased as a result of increased sales through our direct-to-consumer and retail partnership channels and the introduction of new products. Direct-to-consumer sales increased 13.0% as we continued to gain market share and expand our retail presence to 60 stores, with 37 net new stores opened at various points throughout 2019. Sales to retail partners increased 86.0%, driven by growth of sales activity by existing partners, the introduction of new partners and the expansion of our product offerings.

Gross profit was $215.4 million, an increase of $57.7 million, or 36.6%, compared to $157.8 million. Cost of goods sold was $223.8 million, an increase of $23.7 million, or 11.8%, compared to $200.1 million. Gross margin was 49.0% compared to 44.1%. The increase in gross margin was largely driven by implementing supply chain initiatives designed to reduce product unit costs and introducing new higher margin products, which has had a favorable impact on our cost of goods sold.

Sales and marketing expenses were $154.6 million, an increase of $28.4, or 22.5%, compared to $126.2 million. Sales and marketing expenses increased as we continued to invest in driving traffic to our e-commerce website, marketing our products to consumers and building our brand. Sales and marketing expenses as a percentage of revenue, net decreased from 35.3% to 35.2%, reflective of our ability to maintain efficiency even as overall investment in sales and marketing increased.

General and administrative expenses were $149.6 million, an increase of $26.0 million, or 21.1%, compared to $123.5 million. General and administrative expenses increased as we invested to support our growing business, particularly in retail stores and product development. We believe innovation is a key differentiator and invest significant resources in research and development to drive product innovation to improve sleep quality. General and administrative expenses as a percentage of revenue, net decreased from 34.5% to 34.1% reflecting the slowing growth in general and administrative expenses relative to growth in revenue, net.

Net loss was ($93.0) million, an increase of $0.9 million, or 1.0%, compared to ($92.1) million. The increase in the net loss is due to an increase in interest expense, offset by improvements in gross margin, sales and marketing as a percentage of net revenue, and general and administrative expenses as a percentage of net revenue.

Adjusted EBITDA was ($70.7) million, an improvement of $11.7 million, or 14.2%, compared to ($82.4) million. The improvement in Adjusted EBITDA is primarily due to increases in certain adjustments to arrive at Adjusted EBITDA, including interest expense, depreciation, stock-based compensation, reorganization costs and transaction costs. See below for a reconciliation of Adjusted EBITDA to the most directly comparable measure calculated in accordance with GAAP, net loss.

Balance Sheet

As of December 31, 2019, the Company had cash and cash equivalents of $67.4 million compared to $26.9 million as of December 31, 2018. The increase was driven by $133.9 million in cash from financing activities, including $82.6 million from the issuance of equity and exercise of stock options and $51.3 million proceeds from borrowings under our senior secured facility and our subordinated facility, partially offset by ($44.3) million of cash used in operating activities.

COVID-19 and Outlook

Casper is closely monitoring how the spread of COVID-19 is affecting its employees, customers and business operations. We have developed preparedness plans to help protect the safety of our employees and retail customers, while safely continuing business operations. Due to the spread of the outbreak in New York, California, and elsewhere where we have corporate offices, we have temporarily restricted access to our offices until at least March 27, 2020 and implemented a mandatory remote work policy during this period. In addition, over the past several weeks, we have worked with our manufacturing, logistics and other supply chain partners to build communication and monitoring processes for all aspects of our product and delivery supply chain. To date, we have not seen a material impact on our supply chain, inventory availability or delivery capacity.

In addition, as of the date of this release, the outbreak has caused us to temporarily close our retail stores located in North America through March 27, 2020. As a result, we expect that the COVID-19 outbreak will impact our revenues, results of operations and financial condition. We are, however, carefully monitoring shifts by customers from our physical retail to our online platform. Moreover, we have not, to date, experienced a material impact due to the COVID-19 outbreak on sales with our retail partners. We are, however, continuing to work closely with our retail partners to monitor the situation. At this time, there is significant uncertainty relating to the trajectory of the COVID-19 outbreak and impact of related responses. The continued spread of the outbreak may have further impact on our business, financial condition or results of operations.

While there is still uncertainty about the evolving landscape and the quarter is not yet complete, we are providing a first quarter estimate for net revenue of between $108 million and $112 million and for Adjusted EBITDA of between $(30) million to $(27) million. As a reminder, the first quarter has historically been the seasonally slowest quarter and we expect quarterly losses to be lower throughout the rest of the year.

Conference Call & Webcast Information

Casper will host a live conference call to discuss its earnings at 8:00 a.m. Eastern Time on March 19, 2020. Interested parties are invited to listen to the conference call which can be accessed live over the phone by dialing (866) 209-2825 (international callers please dial (825) 312-2362) prior to the scheduled conference call time and provide the following passcode: 9241819. A live audio webcast of the conference call will also be available online at ir.casper.com. Please go to the website at least ten (10) minutes prior to the call to register and to test your system’s audio. A taped replay of the conference call will be available within two hours of the conclusion of the call at ir.casper.com. The replay will be available until March 19, 2021.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper

Casper is a global Sleep Company. The Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture—designed in-house by the Company’s award-winning R&D team at Casper Labs in San Francisco. In addition to its global ecommerce business, Casper owns and operates 60 Sleep Shops across North America and its products are available at a growing list of retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of novel coronavirus and the related effect on our employees, customers and business operations; our future results of operations and financial position; our expectation to achieve positive EBITDA by midyear 2021; our business strategy and plans, and objectives of management for future operations and creating long-term value. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the novel coronavirus outbreak could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we could be subject to system failures or interruptions and security breaches; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a new public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net loss before interest (income) expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock based compensation expense, restructuring costs, costs associated with legal settlements, and expenses incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA:

•	as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•	such measures do not reflect our cash expenditures;

•	such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the Reconciliation of Non-GAAP metrics table elsewhere in this press release, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering, restructuring costs, costs associated with legal settlements, and acquisitions or divestitures, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the Reconciliation of Non-GAAP metrics table elsewhere in this press release help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

Emma Frane

emma.frane@casper.com

Investor Relations Contact

IR@casper.com

Casper Sleep Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except per share amounts)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$67,407	$26,880
Restricted cash	171	1,475
Accounts receivable	31,059	23,106
Prepaid expenses and other current assets	23,924	7,739
Inventory, net	39,358	32,703
Total current assets	161,919	91,903
Property and equipment, net	66,262	18,812
Other assets	2,137	5,823
Total assets	$230,318	$116,538

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	30,734	27,704
Accrued expenses	73,130	37,358
Deferred revenue	9,673	8,822
Other current liabilities	34,422	26,855
Total current liabilities	147,959	100,739
Other liabilities	69,492	886
Total liabilities	217,451	101,625
Convertible preferred stock, $0.000001 par value —19,213 and 16,524 shares authorized; 19,181 and 16,524 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	319,961	238,802
Stockholders’ deficit:
Convertible Class A Common stock, $0.000001 par value —19,044 and 19,920 shares authorized; 9,191 and 9,110 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Class B Common stock, $0.000001 par value —37,000 and 34,475 shares authorized; 1,466 and 1,288 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	18,097	8,750
Accumulated other comprehensive (loss) income	69	(419)
Accumulated deficit	(325,260)	(232,220)
Total stockholders’ deficit	(307,094)	(223,889)
Total liabilities, convertible preferred stock and stockholders’ deficit	$230,318	$116,538

Casper Sleep Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Year Ended December 31,
	2019	2018
Revenue, net	$439,258	$357,891
Cost of goods sold	223,847	200,139
Gross profit	215,411	157,752
Operating expenses
Sales and marketing expenses	154,589	126,189
General and administrative expense	149,568	123,523
Total operating expenses	304,157	249,712
Loss from operations	(88,746)	(91,960)
Other (income) expense
Interest (income) expense	3,188	(248)
Other expense, net	1,019	341
Total other expense, net	4,207	93
Loss before income taxes	(92,953)	(92,053)
Income tax expense	87	39
Net loss	(93,040)	(92,092)
Other comprehensive income (loss)
Currency translation adjustment	488	(1,077)
Total comprehensive loss	$(92,552)	$(93,169)

Net loss per share attributable to common stockholders, basic and diluted	(8.86)	(8.91)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,501	10,336

Casper Sleep Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,
	2019	2018
Revenue, net	$126,939	$98,204
Cost of goods sold	66,505	56,583
Gross profit	60,434	41,621
Operating expenses
Sales and marketing expenses	40,596	33,484
General and administrative expense	43,442	35,357
Total operating expenses	84,038	68,841
Loss from operations	(23,604)	(27,220)
Other (income) expense
Interest (income) expense	1,833	255
Other expense, net	178	392
Total other expense, net	2,011	647
Loss before income taxes	(25,615)	(27,867)
Income tax expense	27	(6)
Net loss	(25,642)	(27,861)
Other comprehensive income (loss)
Currency translation adjustment	413	211
Total comprehensive loss	$(25,229)	$(27,650)

Casper Sleep Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, except per share amounts)

	Year ended December 31,
	2019	2018
Cash flows used in operating activities:
Net loss	$(93,040)	$(92,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,753	3,426
Stock based compensation expense	7,933	5,716
Other	5,938	(118)

Changes in assets and liabilities:
Accounts receivable	(7,953)	(10,450)
Prepaid expenses and other current assets	(16,185)	880
Inventory	(6,655)	(8,688)
Other assets	(314)	1,860
Accounts payable	2,842	10,205
Accrued expenses	35,772	8,378
Deferred revenue	851	6,438
Other liabilities	18,730	2,190
Net cash used in operating activities	(44,328)	(72,255)
Cash flows used in investing activities:
Purchases of property and equipment	(54,813)	(13,035)
Note receivable	4,000	1,000
Net cash used in investing activities	(50,813)	(12,035)
Cash flows from financing activities:
Exercise of stock options	1,414	275
Proceeds from Fundraising	81,159	—
Proceeds from borrowings	54,225	15,000
Repayment on borrowings	(2,922)	(435)
Net cash provided by financing activities	133,876	14,840
Effect of exchange rate changes	488	(1,077)
Net change in cash and cash equivalents	39,223	(70,527)
Cash, cash equivalents and restricted cash at beginning of period	28,355	98,882
Cash, cash equivalents and restricted cash at end of the period	$67,578	$28,355

Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets
Cash and cash equivalents	67,407	26,880
Restricted cash	171	1,475
Total cash, cash equivalents and restricted cash	$67,578	$28,355

Supplemental disclosure of cash paid for:
Interest paid	(2,578)	(182)

Casper Sleep Inc. and Subsidiaries

Consolidated Statement of Cash Flows (unaudited)

(In thousands, except per share amounts)

	Quarter ended December 31,
	2019	2018
Cash flows used in operating activities:
Net loss	$(25,641)	$(27,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,949	1,032
Stock based compensation expense	2,285	1,143
Deferred rent	1,647	(364)
Deferred income taxes	4	(14)

Changes in assets and liabilities:
Accounts receivable	(6,681)	(7,844)
Prepaid expenses and other current assets	562	5,004
Inventory	(12,240)	(4,287)
Other assets	(366)	1,617
Accounts payable	(131)	858
Accrued expenses	22,509	4,248
Deferred revenue	4,070	3,203
Other liabilities	(3,590)	(4,056)
Net cash used in operating activities	(14,623)	(27,321)
Cash flows used in investing activities:
Purchases of property and equipment	(11,181)	(5,786)
Note receivable	—	1,000
Net cash used in investing activities	(11,181)	(4,786)
Cash flows from financing activities:
Exercise of stock options	96	92
Proceeds from Fundraising	12,972	—
Proceeds from borrowings	25,000	15,000
Repayment on borrowings	—	(435)
Net cash provided by financing activities	38,068	14,657
Effect of exchange rate changes	413	211
Net change in cash and cash equivalents	12,677	(17,239)
Cash, cash equivalents and restricted cash at beginning of period	54,901	45,594
Cash, cash equivalents and restricted cash at end of the period	$67,578	$28,355

Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets
Cash and cash equivalents	67,407	26,880
Restricted cash	171	1,475
Total cash, cash equivalents and restricted cash	$67,578	$28,355

Casper Sleep Inc. and Subsidiaries

Reconciliation of Non-GAAP METRICS (unaudited)

(In thousands)

	Year ended December 31,
	2019	2018
Reconciliation of Adjusted EBITDA:
Net Loss	$(93,040)	$(92,092)
Income Tax Expense	87	39
Interest (income) expense:	3,188	(248)
Depreciation and amortization	7,753	3,426
Stock based compensation expense	7,933	5,716
Reorganization	1,223	490
Legal Settlement	826	270
Transaction Costs	1,346	—
Adjusted EBITDA	$(70,684)	$(82,399)

	Quarter Ended December 31,
	2019	2018
Reconciliation of Adjusted EBITDA:
Net Loss	$(25,642)	$(27,861)
Income Tax Expense	27	(6)
Interest (income) expense:	1,833	255
Depreciation and amortization	2,949	1,032
Stock based compensation expense	2,285	1,143
Reorganization	542	490
Legal Settlement	688	5
Transaction Costs	441	—
Adjusted EBITDA	$(16,876)	$(24,941)